Designated Filer:	FEINBERG LARRY N
Issuer & Ticker Symbol:	Vermillion, Inc. (VRML)
Date of Event Requiring Statement:	July 14, 2015

Joint Filer Information and Signatures
Joint Filers:

1. Name:	Oracle Partners, L.P.
Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE PARTNERS, L.P.

By: ORACLE ASSOCIATES, LLC, its general partner

	By: /s/ Larry N. Feinberg	July 16, 2015
	Name: Larry N. Feinberg	Date
Title: Managing Member

2. Name:	Oracle Ten Fund Master, LP
Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE TEN FUND MASTER, LP

By: ORACLE ASSOCIATES, LLC, its general partner

	By: /s/ Larry N. Feinberg	July 16, 2015
	Name: Larry N. Feinberg	Date
Title: Managing Member

3. Name:	Oracle Institutional Partners, L.P.
Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE INSTITUTIONAL PARTNERS, L.P.

By: ORACLE ASSOCIATES, LLC, its general partner

	By: /s/ Larry N. Feinberg	July 16, 2015
	Name: Larry N. Feinberg	Date
Title: Managing Member

4. Name:	Oracle Associates, LLC
Address:	c/o Oracle Investment Management, Inc., 200 Greenwich Avenue, Greenwich CT 06830

ORACLE ASSOCIATES, LLC

	By: /s/ Larry N. Feinberg	July 16, 2015
	Name: Larry N. Feinberg	Date
Title: Managing Member

5. Name:	Oracle Investment Management, Inc.
Address:	200 Greenwich Avenue, Greenwich CT 06830

ORACLE INVESTMENT MANAGEMENT, INC.

	By: /s/ Larry N. Feinberg	July 16, 2015
	Name: Larry N. Feinberg	Date
Title: President and Director